Ex 99.1

FOR IMMEDIATE RELEASE

MATTRESS FIRM RAISES GUIDANCE FOR FISCAL 2011 FINANCIAL RESULTS

HOUSTON, January 10, 2012 /BUSINESSWIRE/ -- Mattress Firm Holding Corp. (NASDAQ: MFRM) today announced that the Company is raising its net revenue and comparable-store sales guidance for fiscal 2011 ending January 31, 2012.

For fiscal 2011, the Company now expects net revenue to be in the range from $690 million to $695 million, compared to net revenue of $494 million for fiscal 2010 ended February 1, 2011.  The Company previously disclosed expected net revenue ranging from $685 million to $690 million for fiscal 2011. The Company’s improved guidance reflects stronger-than-anticipated net revenue for the fourth quarter of fiscal 2011.

Comparable-store sales for fiscal 2011 are expected to reflect an increase of 18% to 19%. The Company previously disclosed an expected increase in comparable-store sales of 16% to 17% for fiscal 2011.

Steve Stagner, Mattress Firm’s chief executive officer, commented, “It is exciting to provide such a positive update to our sales results for the year. During the holiday season, the strength and appeal of our brand, customer loyalty, and the benefits we are deriving from selling the leading brands in the bedding industry continue to push our comparable-store sales growth. We remain focused on executing our growth strategies, which include selectively expanding our store base in underpenetrated markets and providing our customers with great brands to drive our sales growth.”

Management will be presenting at the ICR XChange Conference on Wednesday, January 11, 2012 in Miami Beach, Florida.  See separate release for webcast information.

Forward-Looking Statements

Certain statements contained in this press release are not based on historical fact and are “forward-looking statements” within the meaning of applicable federal securities laws and regulations. In many cases, you can identify forward-looking statements by terminology such as “may,” “would,” “should,” “could,” “forecast,” “feel,” “project,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “intend,” “potential,” “continue” or the negative of these terms or other comparable terminology;  however,  not all forward-looking statements contain these identifying words. The forward-looking statements contained in this press release, such as those relating to our expected net revenue and comparable-store sales for fiscal 2011, are subject to various risks and uncertainties, including but not limited to downturns in the economy and a reduction in discretionary spending by consumers; our ability to profitably open and operate new stores; our relationship with our primary mattress suppliers; our dependence on a few key employees;  the possible impairment of our goodwill or other acquired intangible assets; the effect of our planned growth and the integration of our acquisitions on our business infrastructure; the impact of seasonality on our financial results and comparable-store sales;  our ability to raise adequate capital to support our expansion strategy; our success in pursuing strategic acquisitions; the effectiveness and efficiency of our advertising expenditures; our success in keeping warranty claims and comfort exchange return rates within acceptable levels; our ability to deliver our products in a timely manner; our status as a holding company with no business operations; our ability to anticipate consumer trends; risks related to our controlling stockholder, J.W. Childs Associates, L.P.; heightened competition; changes in applicable regulations; risks related to our franchises, including our lack of control over their operation and our liabilities if they default on note or lease obligations; risks related to our stock and other factors set forth under “Risk Factors” in the Company’s prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, with the Securities and Exchange Commission (“SEC”) on November 18, 2011 and our other SEC filings.  Forward-looking statements relate to future events or our future financial performance and reflect management’s expectations or beliefs concerning future events as of the date of this press release.  Actual results of operations may differ materially from those set forth in any forward-looking statements, and the inclusion of a projection or forward-looking statement in this press release should not be regarded as a representation by us that our plans or objectives will be achieved. Except as required by applicable law, we do not undertake to publicly update or revise any of these forward-looking statements, whether as a result of new information, future events or otherwise.

About Mattress Firm

Houston-based Mattress Firm is one of the nation’s leading specialty bedding retailers, offering a broad selection of both traditional and specialty mattresses from leading manufacturers, including Sealy, Serta, Simmons, Stearns & Foster and Tempur-Pedic.

Investor Relations Contact: Brad Cohen, ir@mattressfirm.com, 713.343.3652

Media Contact: Sari Martin, mattressfirm@icrinc.com, 203.682.8345

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